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Exhibit 10a

                          Consulting Services Agreement

This Consulting Agreement ["the Agreement"] entered into on the date herein below set forth adjacent to the signatures of the parties executing the same between Saw Tooth Builders, Inc., a Nevada corporation, ["STB"] whose address is 3809 S. W. Temple, Suite 1-D, Salt Lake City, UT 84115 and Senior Care Industries, Inc., 410 Broadway, 2nd Floor, Laguna Beach, CA 92651 [hereinafter referred to as "Client"].

Whereas Client requires the services of STB for the specific purpose of providing construction management services for the building of the planned urban development project in Oasis, Nevada; and

Whereas STB is in the business of providing construction management services;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Responsibilities and Warranties of STB: STB hereby agrees to perform consulting and advisory services for the Client in conjunction with the development of the planned urban development being designed in Oasis, Nevada by Client including but not limited to all construction management of the project, governmental interface, state highway intersection design and construction, project management, engineering management, coordination and facilitation of all necessary and required entitlements for the project including water, sewer, electrical, gas and any other utilities, site preparation, grading, street design and management of the entire project.

2. Client's Responsibilities & Warranties: Client agrees to provide to STB all information necessary together with any documents which may be requested by STB or such professionals as STB may retain in connection with this Agreement to facilitate the work which STB has agreed to perform under the terms hereof. Client shall be solely responsible for the accuracy of the information and representations made in any document prepared by STB and/or its retained professionals.

3. Consideration: Client shall pay to STB or its assigns including such employees and management personnel as STB may designate, a fee for their services equal to 1,500,000 shares of common stock in Client. Such shares shall be subject to registration by Client on Form S-8. Any costs associated with the Registration of the stock shall be borne by Client.

4. Costs: In addition to the compensation set forth in Paragraph 3 above, Client shall pay directly any permit or other fees and shall further pay all professionals who may be retained by STB from time to time including but not limited to architects, engineers and others, in such amounts as may here after be determined in a budget, said amounts to be paid in cash to the said professional persons when requested by STB.

Client must issue checks in full payment of any such fees, payable to the appropriate payee in the appropriate amount and return the checks to STB together with all properly executed documents.

5. Circumstances incident to filing of documents: STB does not accept responsibility for any occurrence resulting from State, County or local processing backlogs, agency computer breakdowns or other circumstances which may cause a delay in the processing of submissions to any agency of the government.


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6. Indemnification: In the event litigation is instituted against Client naming
STB as a co-defendant for any reason, Client hereby agrees to indemnify and hold harmless STB, its partners, employees, agents, representatives, retained professionals, their assigns and controlling persons from any loss, claim, damages, liabilities, costs and expense in any suit, proceeding and/or claim arising from the cost of investigating, preparing and defending the submissions made by STB based upon information which was obtained from Client and submitted on forms prepared by STB and/or its retained professionals. This said Paragraph 6 shall survive the expiration or termination of this Agreement.

7. Independent Contractor Status: Client acknowledges that STB shall perform its services under the provisions of this Agreement as an Independent Contractor and not as an employee or an affiliate of Client.

8. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

9. Date of Commencement and Substantial Completion: The date of commencement of the work shall be fixed in a notice to proceed issued by Client. If, prior to commencement of the work the Client requires time to file mortgages, mechanic=s liens and other security interests, the Client will provide timely to STB, if required. STB shall commence work ten (10) days after such notice.

The contract time shall be measured from the date of commencement as fixed in the notice issued by the Client. STB shall achieve Substantial Completion of the entire work on a timely basis from the date of commencement.

10. Independent Investigation: STB has made in independent investigation of the job site, and the soil conditions under the job site, and all other conditions that might affect the progress of the work, and has satisfied itself as to those conditions. And information that Client may have furnished to STB about the job site, underground conditions or other job conditions is for STB=s convenience only, and Client does not warrant that the conditions are as thus indicated. STB has satisfied itself by its own investigation as to all job conditions, including underground conditions, and has not relied on information furnished by Client. STB shall receive equitable adjustments to the contract amount for unforeseeable or unanticipated site conditions.

11. Extra Work: By issuing a written change order, the owner may change the scope of the work required by the contract documents by adding or deleting work, materials, or equipment, and STB shall perform the work required under this contract as thus modified. In the event of such changes, the contract price shall be equitably adjusted by the written change order signed by both parties. If the parties cannot agree as to the amount of the equitable adjustment, then STB shall provide the owner weekly with a detailed summary (including backup documents) of the reasonable cost of extra work, including the cost of labor, materials, equipment, and subcontracts, and the owner shall reimburse this cost, monthly, concurrently with progress payments. The parties will continue to negotiate the final amount of the equitable adjustment to the contract price, and if they do not agree, the final amount will be determined by arbitration is provided for in the contract documents, otherwise by litigation.

It conclusively presumed that all work performed by STB under this contact is included in the contract price, unless the owner has signed a written extra work order directing the contractor to perform additional work and specifying the consideration to be paid. No architect, manager, superintendent, or other employee of STB is authorized to sign extra work orders. The only person authorized to sign extra work orders is Craig Brown, President of Client or such other individual as may herein after designated by Client.


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12. Allowances: If the contract price included allowances, and the cost of performing the work covered by an allowance is greater or less than the allowance, the contract price shall be increased or decreased accordingly. Unless otherwise requested by Client in writing, STB shall use its own judgment in accomplishing work covered by an allowance. If Client requests that work covered by an allowance be accomplished in such a way that the cost will exceed the cost of allowance, STB shall comply with Client=s request, provided Client pays the additional cost in advance.

13. Time is of Essence, Progress of Work: Time is of the essence of this agreement. If STB should fail to supply sufficient men, material, supplies, and equipment to achieve scheduled completion, Client shall give written notice to STB, which notice shall require that STB supply sufficient men, supplies, materials, and equipment to diligently prosecute of the work within 48 hours after such notice is delivered, Client may eject STB from the job, take over all supplies, equipment, and material of STB on the job site, and either obtain another contractor to finish the project or finish the project with its own forces. In such event, STB shall be liable to Client for damages, including but not limited to the full cost of completing the project.

14. Delay: STB shall be excused for any delay in completion of the contract caused by acts of God, acts of Client or Client=s agent, labor trouble, acts of public utilities, public bodies, or inspections, extra work, failure of Client to make progress payments promptly, or other contingencies unforeseen by the contractor and beyond the reasonable control of STB.

15. Damage to Project, Insurance: Client will procure as its own expense, and before commencement of any work hereunder, a broad form all risk policy of insurance, including coverage for flood and earthquake, at least equal to the contract price, with such insurance to name of STB and all subcontractors as additional insurers, and to protect owner, contractor, and all subcontractors as their interests may appear, with loss payable to Client for the benefit of the Client, contractor and subcontractors. Client will, as named insured, properly process claims with the carrier for the benefit of Client, contractor, and subcontractors. Should Client fail so to do, STB may procure such insurance as agent for and at the expense of Client, but STB is not required to do so. Client shall, upon request, furnish a copy of the policy to STB.

If the project, or any part of it, is destroyed or damaged by accident, disaster, or calamity, such as fire, storm, flood, landslide, subsidence, earthquake, or vandalism, any work done by STB or subcontractor in rebuilding or restoring the project shall be paid for as extra work, for which STB shall receive equitable compensation from Client.

STB will carry workers compensation insurance for the protection of its employees during the progress of the work. Client shall obtain and pay for insurance against injury for its own employees and persons under Client's direction and persons on the job site at Client=s invitation.

16. Form; Conflict Between Contact Documents: If there is any conflict between contract documents as to materials, equipment, or work to be performed or furnished, STB will bring the conflict to the attention of the Client and a mutual resolution will be negotiated.

17. Notices: Any notice required or permitted under this contract may be given by ordinary mail at the address contained in this contained in this contract, and such address may be changed by written notice given by one party to the other from time to time. Notice shall be deemed received one (1) day after deposited in the mail, postage prepaid.

18. Owner=s Right to Cancel if Construction Loan Falls Through: The performance of a certain portion of the work under this contract depends on the ability of Client to obtain satisactory financing. If Client is not able to arrange satisfactory financing, it may cancel this contract, provided, however, that STB will be considered to have earned at least a portion of the common stock in Client which has already been paid hereunder.

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19. Acts Requiring Mutual Consent: No party shall without the written consent of the other members, assign, mortgage, grant a security interest in, or sell its share in the Corporation or in its capital assets or property, or enter into any agreement, as a result of which any person shall become interested with it in the corporation; or do any act detrimental to the best interests of the corporation, or which would make it impossible to carry on the ordinary business.

20. Assignment of Interest & Rights to Accrued Profits in That Event: No party shall sell, assign or in any way transfer its interest or any part thereof in this agreement without first obtaining the written consent of the parties hereto.

21. Conduct of Other Business: All parties hereto shall be free to carry on their respective businesses independent of the others and no party shall have any right in or claim against the business of the others on any contract other than the aforementioned development.

22. Disputes: In the event of any dispute between STB and Client as to the work to be done, under this contract, the payments to be made, or the manner of accomplishment of the work, STB shall nevertheless proceed to perform the work as directed by Client pending settlement of the dispute, as long as Client continues to make progress payments. STB would be required to he ahead and finish the job and file suit or demand arbitration to resolve the dispute.

23. Indemnity: STB will indemnify Client against all claims, demands, and liability for damages for the death or bodily injury to persons or property damage and caused by or related to performance of the work by contract or any subcontractor. The obligation to indemnify shall be effective even if active or passive negligence or misconduct of the owner contributes to the loss or claim. This indemnity will not extend to claims, demands, liability, or expense arising out of the sole negligence or sole willful misconduct of Client.

24. Arbitration: Any controversy arising out of relating to the performance or interpretation of their contract or any subcontract or sub-subcontract is subject to arbitration. Client, STB, and all subcontractors, sub-subcontractors, material suppliers, and other parties concerned with the construction of the project are bound, each to the other, by this arbitration clause, provided the party has signed this contact or has signed a document that refers to or incorporates this contract by reference, or signs any other agreement to be bound by this arbitration clause.

On the demand of the arbitrator or any party to the arbitration initiated under the arbitration provisions of this contract, owner, subcontractor, sub-subcontractor, or any other party bound by this arbitration provision agrees to join in, become a party to, and be bound by such arbitration proceedings.

Arbitration shall be conducted in accordance with Construction Industry Rules of the American Arbitration Association that are in effect at the time of the arbitration, and judgment may be entered on the award. Evidence presented at the arbitration shall admitted or denied be subject to the Nevada rules of evidence.

If any party refuses or neglects to appear at or to participate in arbitration proceedings after reasonable notice, the arbitrator is empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator may award any remedy that is just and equitable in the opinion of the arbitrator. The arbitrator will award to the prevailing party or parties such sums as are proper to compensate for the time, expense and trouble of arbitration, including arbitration fees and attorney fees, not to exceed ten thousand dollars ($10,000.00). The arbitrator will remain jurisdiction of a controversy even if a party or parties to the dispute will not or cannot be joined in the arbitration proceedings.

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25. Attorneys Fees: If the parties become involved in litigation or arbitration arising out of this contract or the performance thereof, the court or arbitrator shall award reasonable costs and expense, including attorneys fees, to the prevailing party, not to exceed ten thousand dollars ($10,000.00).

26. Fully Integrated Agreement: The terms and provisions of this Contract and all of the attachments, schedules and exhibits hereto constitute the entire and fully integrated agreement between the parties. It supersedes all previous communications, representations, agreements, proposals, terms and negotiations either written or oral, between the parties relating to the subject matter hereof. Any changes, additions, deletions, amendments or addenda to or modifications or corrections of this Contract (including all attachments, schedules and exhibits hereto) or any other agreement between the parties shall be null and void unless the same be in writing and signed by both Contractor and Subcontractor.

27. Governing Law: This agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada. This paragraph does not prevent the application of the Federal Arbitration Act to any disputes that may arise under this contract

28. Venue & Situs of Contract: The place of this agreement, its situs or forum is at all times in the state of Nevada in which state all matters, whether sounding in contract or in tort relating to the validity, construction, interpretation and enforcement of this contract, shall be determined. Each of the parties to the Agreement hereby consents to the venue and jurisdiction of the Superior Court of the State of Nevada in and for the County of Clark.

29. Severability: If any term, provisions, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

30. Benefit: This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their successors, trustees, assigns, heirs, administrators and legal representatives, but shall not inure to the benefit of any other person, firm or corporation.

31. Counterparts: This Agreement may be signed in counterparts and all signed copies shall be deemed one instrument.

IN WITNESS HEREOF, the parties above have caused this Agreement to be duly executed at Downey, California on the day and year set forth below.

Saw Tooth Builders, Inc.


By: /s/ Elizabeth Colmenares               Date: 12/31/2001
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    Elizabeth Colmenares
    President

CLIENT:

Name: SENIOR CARE INDUSTRIES, INC.

By: /s/ Craig Brown                        Date: 12/31/2001
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    Officer: President
    Name: Craig Brown

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